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Exhibit 5.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP 919 THIRD AVENUE NEW YORK, N.Y. 10022 - 3852

TEL (212) 715-9100 FAX (212) 715-8000		47, AVENUE HOCHE 75008 PARIS FRANCE

April 12, 2005

Vishay Intertechnology, Inc.
63 Lincoln Highway
Malvern, Pennsylvania 19355-2143

Ladies and Gentlemen:

        We have acted as counsel to Vishay Intertechnology, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 16,962,216 shares of common stock, par value $0.10 per share (the "Shares"), of the Registrant, in connection with the offering described in the Registration Statement. The Registrant will offer, through its wholly owned subsidiary, Vishay TEMIC Semiconductor Acquisition Holdings Corp., to exchange 2.90 Shares for each outstanding share of common stock, par value $0.01 per share, of Siliconix incorporated that the Registrant and its subsidiaries do not own.

        In rendering this opinion, we have examined the Registration Statement. We have also examined originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others. We have not independently verified the facts so relied on.

        Based upon the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Shares will, when issued in the manner described in the Registration Statement, be legally issued, fully paid and non-assessable.

        We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware. This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,
/s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP

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  Exhibit 5.1